UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 11, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Indenture
Registration Rights Agreement
Seventh Amendment to Amended and Restated Credit Agreement
Press Release

Item 1.01. Entry into Material Definitive Agreement.

      PetroQuest Energy, Inc. (the “Company”), through its wholly owned subsidiary PetroQuest Energy, L.L.C. (“PELLC”), entered into the Seventh Amendment to Amended and Restated Credit Agreement dated May 9, 2005 (the “Seventh Amendment”) with JP Morgan Chase Bank, N.A., as a lender and as agent. The Seventh Amendment permits the Company and PELLC to consummate the private placement of their 10 3/8% Senior Notes due 2012 described in Item 2.03 below, and reduces the borrowing base under the bank credit facility to $25.0 million. The borrowing base under the bank credit facility is based upon the valuation as of April 1 and October 1 of each year of PELLC’s mortgaged properties, projected oil and gas prices, and any other factors deemed relevant by the lenders. The Company, or the lenders, may request additional borrowing base re-determinations.

      The Company intends to use a portion of the net proceeds of the private placement to repay all advances outstanding under the bank credit facility, and to completely discharge outstanding indebtedness under, and to terminate, the second lien term credit facility with Macquarie Bank Limited (“MBL”). After the termination of the second lien term credit facility, however, certain oil and gas hedging contracts with MBL as the counterparty will remain in place and will be secured by a second mortgage on substantially all of PELLC’s oil and gas properties until the hedges expire or are terminated.

      The Seventh Amendment is included herein as Exhibit 10.1 and is incorporated herein by reference. The forgoing description of the Seventh Amendment and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

      See also Item 2.03, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On May 11, 2005, the Company closed two of the four previously announced purchase and sale agreements to acquire assets in Oklahoma for an aggregate adjusted purchase price of approximately $5.9 million. These two purchase and sale agreements relate to gas properties and a gathering system located in the Haywood area in Pittsburg County, Oklahoma, and have effective dates of January 1, 2005. The gas properties had approximately 1.1 Bcfe of net proved reserves (100% proved developed producing and 100% natural gas) as of the January 1, 2005 effective date, and the natural gas gathering system has a capacity of approximately 1.5 Mmcfg per day and current throughput of approximately 1.2 Mmcfg per day. The acquired assets also include leasehold interests in approximately 3,900 gross acres of land, and include 29 existing wells with more than 25 identified development drilling locations. The Company expects to allocate approximately $2.5 million of the approximately $5.9 million aggregate adjusted purchase price to unevaluated leasehold, and approximately $0.9 million to the gathering system.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

      On May 6, 2005, the Company and PELLC (each an “Issuer” and collectively, the “Issuers”), TDC Energy LLC, a wholly owned subsidiary of the Company, and Pittrans Inc., a wholly owned subsidiary of PELLC (each a “Guarantor” and collectively, the “Guarantors”), entered into a Purchase Agreement with initial purchasers relating to the private placement of $125.0 million aggregate principal amount of the Issuers’ 10 3/8% Senior Notes due 2012 (the “Notes”). The Notes were priced at 98.783% of their face value to yield 10.625%, and are fully and unconditionally guaranteed by the Guarantors. The closing of the sale of the Notes occurred on May 11, 2005, and the Issuers issued global notes for the Notes pursuant to an Indenture (the “Indenture”) dated as of May 11, 2005, and entered into the same day, among the Issuers, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee. The initial purchasers purchased the Notes at a discount equal to 2.75% of the principal amount of the Notes.

      The Issuers are obligated to pay the $125.0 million aggregate principal amount of the Notes in cash upon maturity of the Notes on May 15, 2012. The Issuers will pay 10 3/8% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 15 and November 15 of each year, starting on November 15, 2005 to holders of record at the close of business on the preceding May 1 and November 1, respectively. The Issuers will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

      The Notes are senior unsecured obligations of the Issuers, and will rank (i) effectively junior to all existing and future secured indebtedness of the Issuers to the extent of the value of the assets securing such secured indebtedness, (ii)· equal in right of payment to any existing and future senior unsecured indebtedness of the Issuers and (iii) senior in right of payment to any existing and future subordinated indebtedness of the Issuers. In addition, the guarantees of the Notes by the Guarantors will rank equally to all of such Guarantor’s existing and future senior unsecured obligations. The guarantees will be effectively subordinated to all secured indebtedness of the Guarantors to the extent of the assets securing such indebtedness.

      Except as set forth below, the Issuers will not be entitled to redeem the Notes prior to May 15, 2009. On and after May 15, 2009, the Issuers will be entitled to redeem all or a portion of the Notes at the redemption prices, plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2009	105.188%
2010	102.594%
2011	100.000%

At any time prior to May 15, 2008 the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of certain equity offerings at a redemption price of 110.375% of the principal amount of the Notes plus any accrued and unpaid interest, if any, to the redemption date, subject to certain conditions.

      If the Company experiences a Change of Control (as defined in the Indenture), the Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

      Each of the following events will constitute an event of default under the Indenture:

•	a default in the payment of interest on the Notes when due, continued for 30 days;

•	a default in the payment of principal of any Note when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	the failure by the Company to comply with its obligations under the covenant regarding merger and consolidation, as provided in the Indenture;

•	the failure by either Issuer to comply for 30 days after notice with any of its obligations in the covenants regarding change of control (other than a failure to purchase Notes), limitation on indebtedness, limitation on restricted payments, limitation on restrictions on distributions from restricted subsidiaries, limitation on sales of assets and subsidiary stock (other than a failure to purchase Notes), limitation on affiliate transactions, limitation on line of business, limitation on the sale or issuance of capital stock of restricted subsidiaries, limitation on liens, or limitation on sale/leaseback transactions, future guarantors, or Securities and Exchange Commission (“SEC”) reports;

•	the failure by the Issuers or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

•	indebtedness of an Issuer, any Guarantor or any significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $5 million;

•	certain events of bankruptcy, insolvency or reorganization of an Issuer, a Guarantor or any significant subsidiary;

•	any judgment or decree for the payment of money in excess of $5 million is entered against an Issuer, a Guarantor or any significant subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed; or

•	a Guaranty ceases to be in full force and effect (other than in accordance with the terms of such guaranty) or a Guarantor denies or disaffirms its obligations under its guaranty (other than in accordance with the terms of such guaranty).

However, a default under the fourth and fifth bullet points above will not constitute an event of default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

      If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

      In connection with the sale of the Notes, the Issuers and the Guarantors entered into a Registration Rights Agreement, dated as of May 6, 2005 (the “Registration Rights Agreement”), with initial purchasers, pursuant to which the Issuers have agreed to file exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act of 1933 (the “Securities Act”), and to use their reasonable best efforts to cause such registration statement declared effective by the SEC within 180 days after May 11, 2005. Additionally, the Issuers and the Guarantors have agreed to commence the exchange offer as soon as practicable after the exchange offer registration statement is declared effective by the SEC and to keep the exchange offer open for not less than 30 days after the date notice of the exchange offer is mailed to the holders of the Notes. Under some circumstances, in lieu of a registered exchange offer, the Issuers have agreed to file a shelf registration statement with respect to the Notes and to use their reasonable best efforts to keep the shelf registration statement effective until the earliest of (i) the time when the Notes covered by the shelf registration statement can be sold pursuant to Rule 144 of the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (ii) two years from the May 11, 2005 and (iii) the date on which all Notes registered thereunder are disposed of in accordance therewith. The Issuers are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

      Some of the initial purchasers or their affiliates have provided investment banking, commercial banking and financial advisory services to the Company from time to time for which they have received customary fees and reimbursements of expenses and may in the future provide additional services. An affiliate of one of the initial purchasers is a lender and agent under the Company’s bank credit facility, and has received customary fees relating thereto.

      The Indenture and Registration Rights Agreement are included herein as Exhibit 4.1 and 4.2 and are incorporated herein by reference. The forgoing descriptions of the Indenture and Registration Rights Agreement and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 8.01. Other Events.

      On May 11, 2005, the Company issued a press release announcing the closing of its previously announced private placement of $125 million in aggregate principal amount of the Notes. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits:

4.1	Indenture, dated May 11, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein, and The Bank of New York Trust Company, N.A.

4.2	Registration Rights Agreement dated May 6, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein and the Initial Purchasers.

10.1	Seventh Amendment to Amended and Restated Credit Agreement dated May 9, 2005, by and among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans Inc., TDC Energy LLC, and JPMorgan Chase Bank, N.A.

99.1	Press Release dated May 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: May 11, 2005	By:	/s/ DANIEL G. FOURNERAT
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

4.1	Indenture, dated May 11, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein, and The Bank of New York Trust Company, N.A.

4.2	Registration Rights Agreement dated May 6, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein and the Initial Purchasers.

10.1	Seventh Amendment to Amended and Restated Credit Agreement dated May 9, 2005, by and among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans Inc., TDC Energy LLC, and JPMorgan Chase Bank, N.A.

99.1	Press Release dated May 11, 2005